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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Centennial Communications Corp. and subsidiaries' Registration Statement No. 33-80716 on Form S-4, Registration Statement Nos. 333-39882, 333-74046 and 333-92293 on Form S-8, and Registration Statement No. 333-39004 and Post Effective Amendment No. 3 to Registration Statement No. 33-90954 on Form S-3, of our reports dated August 21, 2003, (which reports express an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", in fiscal 2003, the Company's change in method for accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities", in fiscal 2002 and the Company's change in method of accounting for revenue recognition to conform to U.S. SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", in fiscal 2001) appearing in this Annual Report on Form 10-K of Centennial Communications Corp. and subsidiaries for the year ended May 31, 2003.



New York, New York
August 28, 2003